Exhibit 99.1

GameStop Reports Third Quarter 2009 Results

GameStop Expects to Grow 2009 Earnings in Spite of Industry Weakness

Call of Duty: Modern Warfare 2 is Biggest Launch in GameStop History

GRAPEVINE, Texas--(BUSINESS WIRE)--November 19, 2009--GameStop Corp. (NYSE: GME), the world’s largest video game and entertainment software retailer, today reported sales and earnings results for the third quarter ended October 31, 2009.

Total company sales in the quarter were $1.83 billion, an 8.2% increase as compared to sales of $1.70 billion in the prior year quarter. New software sales grew 9.4%, advancing our new video game market share by 150 basis points over last year. Used product sales increased 19.4%, on top of the 19.3% increase in the third quarter of 2008. Comparable store sales decreased 7.8%, attributable primarily to a decline in new video game hardware sales.

The top five selling games during the quarter were Electronic Arts’ Madden NFL 10, Microsoft’s Halo 3: ODST, Warner Home Video Games’ Batman: Arkham Asylum, 2K Sports’ NBA 2K10 and Nintendo’s Wii Sports Resort. Each of these new games was well received by consumers and met or exceeded our initial sales expectations.

Net earnings for the quarter were $52.2 million, including $2.5 million of debt retirement costs ($1.6 million net of tax benefits). This represents an 11.8% increase as compared to net earnings of $46.7 million in the prior year period, including merger-related costs of $16.6 million ($10.5 million net of tax benefits). Diluted earnings per share were $0.31, including $0.01 of debt retirement cost, compared to $0.28 in the prior year quarter, including merger-related costs of $0.06 per diluted share.

Daniel DeMatteo, GameStop Chief Executive Officer, stated, “A sharp focus on efficient operations in this challenging global economy delivered solid earnings results and significant market share gains. Gross margins expanded, led by a sequential 150 basis point improvement in the used category. Store foot traffic increased from the prior quarter, driven by strong new title releases and price cuts on all current generation platforms.

“The holiday season has started strong. In the first 72 hours of its release, GameStop sold over 2.5 million copies worldwide of Call of Duty: Modern Warfare 2. We are optimistic that the huge success of this game will serve as a bellwether for what we can expect for the remainder of our holiday game sales.

“We know consumers are looking for value in these difficult economic times. Our stores are prepared to deliver this holiday with the broadest selection of new and used games, the most knowledgeable gaming associates and the buy-sell-trade model, which offers affordable choices that meet the needs of all types of gaming customers.”

Updated Guidance

Based on strong initial results of the new software titles released earlier this month, such as Call of Duty: Modern Warfare 2 from Activision, New Super Mario Bros. from Nintendo and Ubisoft’s Assassin’s Creed 2, we expect a solid fourth quarter in sales and earnings.

For the fourth quarter of fiscal 2009, GameStop is reaffirming guidance of diluted earnings per share to range from $1.47 to $1.65, as compared to $1.39 in the prior year period. Comparable store sales are projected to range from -7.0% to -1.0%.

Full year diluted earnings per share are forecast to range from $2.45 to $2.63, representing annual EPS growth of +2% to +10%. Comparable store sales are projected to range from -7.0% to -4.0% for the full year.

Note that guidance does not include debt retirement costs or merger-related expenses.

Conference Call and Webcast Information

A conference call with GameStop Corp.’s management is scheduled for November 19, 2009 at 11:00 AM ET to discuss the third quarter sales and earnings results. The conference call will be simulcast on the Internet at http://investor.gamestop.com. The conference call will be archived on the website until December 3, 2009.

About GameStop

Headquartered in Grapevine, TX, GameStop Corp., a Fortune 500 and S&P 500 company, is the world's largest video game and entertainment software retailer. The company operates 6,391 retail stores in 17 countries worldwide. The company also operates an e-commerce site, GameStop.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestopcorp.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the fourth quarter and fiscal year 2009, future financial and operating results, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations and the integration of recent acquisitions, including Micromania; the impact of increased competition and changing technology in the video game industry; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 31, 2009, filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.gamestop.com.

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	Oct. 31, 2009	Nov. 1, 2008

Sales	$1,834,727	$1,695,746
Cost of sales	1,311,643	1,222,317

Gross profit	523,084	473,429

Selling, general and administrative
expenses	391,210	335,722
Depreciation and amortization	41,605	35,767
Merger-related expenses	0	16,605

Operating earnings	90,269	85,335

Interest expense, net	10,466	8,807
Debt extinguishment expense	2,461	0

Earnings before income
tax expense	77,342	76,528

Income tax expense	25,117	29,859

Net earnings	$52,225	$46,669

Earnings per common share:
Basic	$0.32	$0.29
Diluted	$0.31	$0.28

Weighted average common shares
outstanding:
Basic	164,702	163,736
Diluted	168,113	167,995

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	71.5%	72.1%

Gross profit	28.5%	27.9%

SG&A expenses	21.3%	19.8%
Depreciation and amortization	2.3%	2.1%
Merger-related expenses	0.0%	1.0%

Operating earnings	4.9%	5.0%

Interest expense, net	0.6%	0.5%
Debt extinguishment expense	0.1%	0.0%

Earnings before income
tax expense	4.2%	4.5%

Income tax expense	1.4%	1.7%

Net earnings	2.8%	2.8%

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	39 weeks	39 weeks
	ended	ended
	Oct. 31, 2009	Nov. 1, 2008

Sales	$5,553,984	$5,313,783
Cost of sales	3,993,381	3,882,825

Gross profit	1,560,603	1,430,958

Selling, general and administrative
expenses	1,151,815	1,012,134
Depreciation and amortization	119,109	106,912
Merger-related expenses	0	16,605

Operating earnings	289,679	295,307

Interest expense, net	33,422	26,506
Debt extinguishment expense	5,323	2,331

Earnings before income
tax expense	250,934	266,470

Income tax expense	89,591	100,513

Net earnings	$161,343	$165,957

Earnings per common share:
Basic	$0.98	$1.02
Diluted	$0.96	$0.99

Weighted average common shares
outstanding:
Basic	164,604	162,983
Diluted	167,981	167,813

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	71.9%	73.1%

Gross profit	28.1%	26.9%

SG&A expenses	20.7%	19.0%
Depreciation and amortization	2.2%	2.0%
Meger-related expenses	0.0%	0.3%

Operating earnings	5.2%	5.6%

Interest expense, net	0.6%	0.5%
Debt extinguishment expense	0.1%	0.1%

Earnings before income
tax expense	4.5%	5.0%

Income tax expense	1.6%	1.9%

Net earnings	2.9%	3.1%

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	Oct. 31,	Nov. 1,
	2009	2008
ASSETS:
Current assets:
Cash and cash equivalents	$292,027	$478,056
Receivables, net	52,543	50,730
Merchandise inventories	1,733,962	1,424,249
Prepaid expenses and other current assets	91,059	170,671
Deferred taxes	24,503	29,200
Total current assets	2,194,094	2,152,906

Property and equipment:
Land	11,819	10,229
Buildings & leasehold improvements	516,492	404,660
Fixtures and equipment	692,660	590,565
	1,220,971	1,005,454
Less accumulated depreciation and amortization	629,276	502,348
Net property and equipment	591,695	503,106

Goodwill, net	1,931,672	1,443,782
Other noncurrent assets	318,547	63,907
Total assets	$5,036,008	$4,163,701

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$1,328,041	$1,102,639
Accrued liabilities	510,296	366,147
Total current liabilities	1,838,337	1,468,786

Other long-term liabilities	111,127	85,273
Senior notes payable, net of discount	447,121	545,462
Total liabilities	2,396,585	2,099,521

Stockholders' equity:
Preferred stock - authorized 5,000 shares; no shares
issued or outstanding	--	--
Class A common stock - $.001 par value; authorized 300,000 shares;
164,752 and 163,776 shares issued and outstanding, respectively	165	164
Additional paid-in-capital	1,334,481	1,299,721
Accumulated other comprehensive income (loss)	122,944	(23,870)
Retained earnings	1,181,833	788,165
Total stockholders' equity	2,639,423	2,064,180
Total liabilities and stockholders' equity	$5,036,008	$4,163,701

Schedule I
GameStop Corp.
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	Oct. 31, 2009		Nov. 1, 2008
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$321.4	17.5%	$328.4	19.3%
New video game software	769.4	41.9%	703.3	41.5%
Used video game products	507.7	27.7%	425.1	25.1%
Other	236.2	12.9%	238.9	14.1%

Total	$1,834.7	100.0%	$1,695.7	100.0%

Schedule II
GameStop Corp.
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	Oct. 31, 2009		Nov. 1, 2008
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$26.8	8.3%	$25.4	7.7%
New video game software	173.8	22.6%	158.5	22.5%
Used video game products	240.0	47.3%	204.8	48.2%
Other	82.5	34.9%	84.7	35.5%

Total	$523.1	28.5%	$473.4	27.9%

CONTACT:
Media Contact:
Chris Olivera
Vice President,
Corporate Communications
GameStop Corp.
(817) 424-2130
or
Investor Contact:
Matt Hodges
Director,
Investor Relations
GameStop Corp.
(817) 424-2130